EXHIBIT 23(J)(I) UNDER FORM N-1A
                                              EXHIBIT 23 UNDER ITEM 601/REG. S-K

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference of our report, dated February 12, 2008, on the financial statements and financial highlights of The Huntington Funds in Post-Effective Amendment Number 57 to the Registration Statement (Form N-1A, No. 33-11905), included in the Annual Report to Shareholders for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP


Columbus, Ohio
April 25, 2008